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                                                                   EXHIBIT 10.16

                               INDEMNITY AGREEMENT


          THIS INDEMNITY AGREEMENT dated the 3rd day of November, 1998.

BETWEEN:


          GARRY W. LOHUIS, of the City of Calgary, in the Province of Alberta
          (hereinafter referred to as "Lohuis")

                                                               OF THE FIRST PART

                                     - and -

          GEOCAN ENERGY INC., a corporation incorporated under the Business Corporation Act (Alberta) and having its registered office in the City of Calgary in the Province of Alberta
          (hereinafter referred to as "Corporation")

                                                              OF THE SECOND PART

          WHEREAS Lohuis has served as a Director of the Corporation effective as of the 25th day of March, 1998;

         NOW THEREFORE WITNESSETH that in consideration of the premises, the Corporation hereby agrees to indemnify Lohuis to the full extent permitted by law in respect of all costs, charges and expenses which he may suffer or incur relating to directly or indirectly, or by reason of being or having been a director or an officer of the Corporation or a director or an officer of a body corporate of which the Corporation was a shareholder or creditor provided that Lohuis is or was so acting as a director or an officer of the body corporate at the request of the Corporation. Without limiting the generality of the foregoing, the Corporation also agrees to provide such further specific indemnification and other contractual rights set forth below as follows:

1. The Corporation will indemnify and save harmless Lohuis, his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action

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or to satisfy a judgment, reasonably incurred by Lohuis in respect of any civil, criminal or administrative action or proceeding to which Lohuis is made a party by reason of being or having been a director or an officer of the Corporation or a director or an officer of a body corporate of which the Corporation is a shareholder or creditor, provided that Lohuis is or was so acting as a director or an officer of such body corporate at the request of the Corporation, if (a) Lohuis acted honestly and in good faith with a view to the best interests of the Corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, Lohuis had reasonable grounds for believing that his conduct was lawful.

2. For the purposes of this Indemnity Agreement and otherwise, the conclusion of any civil, criminal or administrative action or hearing either prior to or subsequent to a suit being filed or charges being laid or proceeding by judgment, order, settlement, conviction or similar or other result shall not, of itself, create a presumption either that Lohuis did not act honestly and in good faith with a view to the best interests of the Corporation or that, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, Lohuis did not have reasonable grounds for believing that his conduct was lawful.

3. Subject to receipt of any necessary court approval, the Corporation shall indemnify Lohuis, his heirs and legal representatives, against all costs, charges and expenses reasonably incurred by him in respect of an action by or on behalf of the Corporation or a body corporate of which the Corporation is or was a shareholder or creditor to procure judgment in its favour to which Lohuis is made a party by reason of being or having been a director or an officer of the Corporation or a director or an officer of the body corporate at the Corporation's request if (a) Lohuis acted honestly and in good faith with a view to the best interests of the Corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, Lohuis had reasonable grounds for believing that his conduct was lawful. Corporation agrees that it will, at the request of Lohuis, make application to the Court of Queen's Bench of Alberta for approval of any indemnity under this paragraph 3. The application to be undertaken by the Corporation pursuant to this paragraph 3 shall be prosecuted by the Corporation, at the Corporation's expense,

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on a best efforts basis which shall include all appeals (including where required, applications for leave to appeal) from any judgement or order of the Alberta Court of Queen's Bench or other court of first instance, refusing such application.

4. Notwithstanding anything in this Indemnity Agreement, the Corporation shall indemnify Lohuis in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which Lohuis is made a party by reason of being or having been a director or an officer of the Corporation or a director or an officer of a body corporate of which the Corporation is or was a shareholder or creditor, provided Lohuis is or was so acting as a director or an officer of such body corporate at the request of the Corporation, if (a) Lohuis was substantially successful on the merits in his defence of the action or proceeding, (b) Lohuis acted honestly and in good faith with a view to the best interests of the Corporation, and (c) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, Lohuis had reasonable grounds for believing that his conduct was lawful; and (d) Lohuis is fairly and reasonably entitled to indemnity.

5. Notwithstanding anything in this Indemnity Agreement, where Lohuis was not substantially successful on the merits in the defence of an action or proceeding or where the action or proceeding never reached full trial and judgement, but it cannot be determined that Lohuis breached the fundamental statutory condition required by the Business Corporation Act (Alberta) that (a) Lohuis act honestly and in good faith with a view to the best interests of the Corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, Lohuis had reasonable grounds for believing that his conduct was lawful, then the Corporation shall indemnify Lohuis in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which Lohuis is made a party by reason of being or having been a director or an officer of the Corporation or a director or an officer of a body corporate of which the Corporation is or was a shareholder or creditor, provided Lohuis is or was so acting as a director or an officer of such body corporate at the request of the Corporation.


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6. In the event that Lohuis is insured for any costs, charges, expenses or liabilities previously referred to in this Indemnity Agreement or in the event that the Corporation has insurance of its own liability under this Indemnity Agreement, the Corporation agrees that it will forthwith pay Lohuis his valid claims for indemnification under this Indemnity Agreement and thereafter claim from such an insurance policy either in its own right or in subrogation to the rights of Lohuis in the case of personal coverage, such payments by the Corporation to Lohuis being in the full amount as required in this Indemnity Agreement, notwithstanding any insurance deductibles, co-insurance provisions or policy limits.

7. In the event that Revenue Canada or any other competent taxing authority determines that the indemnity provided by the Corporation to Lohuis under any of the other provisions of this Indemnity Agreement is a taxable benefit to Lohuis and therefore taxable to Lohuis, the Corporation shall provide Lohuis a further indemnity of such amount as to allow Lohuis to be fully indemnified on an after tax basis.

8. Subject only to the limitations as hereinbefore and hereinafter provided, the Corporation shall pay on an interim basis all costs, charges and expenses covered by this Indemnity Agreement and incurred by Lohuis, his heirs and legal representatives, in defending any civil, criminal or administrative action or proceeding to which Lohuis or his heirs and legal representatives are made a party by reason of Lohuis being or having been a director or an officer of the Corporation or a director or an officer of a body corporate of which the Corporation is a shareholder or creditor, if Lohuis is or was so acting as a director or an officer of such body corporate at the request of the Corporation, in advance of the settlement or of the final disposition of such action or proceeding.

9. In the event that the Corporation's obligation to make any payment or to provide any indemnification under this Indemnity Agreement is subject to a determination (a "Determination") by the Corporation, a court or some other person that:

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         (a)      Lohuis acted honestly and in good faith with a view to the best interest of the Corporation; or

         (b) in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, Lohuis had reasonable grounds for believing his conduct was lawful; or

         (c) Lohuis was substantially successful on merits in his defence of the civil, criminal or administrative action or proceeding; or

         (d)      Lohuis is fairly and reasonably entitled to indemnity;

then upon any request by Lohuis for such a payment or indemnification and receipt of a written undertaking from Lohuis to repay any amount received as a loan under this paragraph 9, the Corporation shall promptly provide the requested amount to Lohuis by way of an unsecured loan bearing interest calculated at a rate equal to the prime commercial lending rate announced by the Corporation's principal bank in effect from time to time until repayment of such amount. All amounts advanced by the Corporation under this paragraph 9 shall become due and payable by Lohuis to the Corporation upon a final decision by a court of competent jurisdiction (after all appeals required or chosen to be undertaken by the Corporation) that all required Determinations could not be made.

         If the Corporation, a court or some other person who is required to make a Determination prior to the Corporation becoming obligated to make a payment or provide any indemnification hereunder, makes all necessary Determinations, the Corporation shall promptly make payment to or provide Lohuis with the required indemnification, including an amount equal to the interest accrued on amounts advanced by the Corporation under this paragraph 9, and upon receipt thereof, Lohuis shall promptly repay to the Corporation all such advances with accrued interest.


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10. The Corporation agrees to keep in force the indemnification provisions of its By- Laws, as amended from time to time, including substantially similar indemnification provisions in any By-Laws approved in replacement or substitution of the present By-Laws of the Corporation.

11. Nothing in this Indemnity Agreement shall prevent Lohuis from resigning as a director or an officer of the Corporation and this indemnity shall continue notwithstanding that Lohuis is no longer a director or an officer of the Corporation.

12. All matters in dispute between the parties to this Indemnity Agreement shall be referred to the arbitration of a single arbitrator. if the parties agree upon one, otherwise to three arbitrators, one to be appointed by each party and third to be chosen by the first two named before they enter upon the business of arbitration. The award and determination of the arbitrator or arbitrators or any two of the three arbitrators shall be binding upon the parties, their respective heirs, executors, administrators and assigns. Such arbitration shall be subject to the Arbitration Act (Alberta).

13. This Indemnity Agreement shall not operate to abridge or exclude any other rights, in law or in equity, to which Lohuis may be entitled by operation of law, under any statute or under any by-law of the Corporation, agreement, vote of shareholders of the Corporation, vote of disinterested directors of the Corporation or otherwise.

14. If any provision or provisions of this Indemnity Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

         (a) the validity, legality or enforceability of the remaining provisions of this Indemnity Agreement (including, without limitation, all portions of any paragraphs, sections or subsections of this Indemnity Agreement containing any such provision held to be invalid, illegal or unenforceable that are not of themselves in the whole invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and


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         (b)      to the fullest extent possible, the provisions of this
                  Indemnity Agreement (including, without limitation, all portions of any paragraphs, sections or subsections of this Indemnity Agreement containing any such provision held to be invalid, illegal or unenforceable that are not of themselves in the whole invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision which is held to be invalid, illegal or unenforceable.

15. This Indemnity Agreement and the benefit and obligation of all covenants herein contained shall enure to the benefit of and be binding upon the heirs, executors, administrators, legal personal representatives and successors and assigns of each of the parties hereto.

                  IN WITNESS WHEREOF this Indemnity Agreement has been executed by the parties hereto.


                                           -------------------------------------
                                           GARRY W. LOHUIS

                                           GEOCAN ENERGY INC.

                                           Per:
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                                           Per:
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